Exhibit 99.2

Guitar Center, Inc. and subsidiaries

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share amounts)

	June 30, 2003	December 31, 2002
Assets
Current assets:
Cash and cash equivalents	$72,909	$5,931
Accounts receivable, net	15,155	19,762
Merchandise inventories	283,582	292,075
Prepaid expenses and deposits	7,842	8,626
Deferred income taxes	6,077	6,077
Total current assets	385,565	332,471

Property and equipment, net	91,022	89,702
Goodwill	25,995	25,995
Deposits and other assets, net	7,179	4,231
	$509,761	$452,399

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$47,534	$70,745
Accrued expenses and other current liabilities	45,520	54,211
Merchandise advances	13,176	13,882
Borrowings under line of credit	55,584	82,690
Current portion of long-term debt	66,667	118
Total current liabilities	228,481	221,646

Other long-term liabilities	5,715	5,691
Deferred income taxes	3,352	3,352
Long-term debt	100,000	66,782
Total liabilities	337,548	297,471

Stockholders’ equity:
Preferred Stock; authorized 5,000 shares, none issued and outstanding	—	—
Common Stock, $0.01 par value, authorized 55,000 shares, issued and outstanding 23,174 at June 30, 2003 and 22,746 at December 31, 2002	232	227
Additional paid in capital	259,716	253,863
Accumulated deficit	(87,735)	(99,162)
Net stockholders’ equity	172,213	154,928

	$509,761	$452,399

Guitar Center, Inc. and subsidiaries

Consolidated Balance Sheet with Pro Forma as Adjusted Data

(Unaudited)

(In thousands)

	June 30, 2003 Actual	Pro Forma as Adjusted
Assets
Current assets:
Cash and cash equivalents	$72,909	$5,020	(1)
Accounts receivable, net	15,155	15,155
Merchandise inventories	283,582	283,582
Prepaid expenses and deposits	7,842	7,842
Deferred income taxes	6,077	6,077
Total current assets	385,565	317,676

Property and equipment, net	91,022	91,022
Goodwill	25,995	25,995
Deposits and other assets, net	7,179	6,457	(2)
	$509,761	$441,150

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$47,534	$47,534
Accrued expenses and other current liabilities	45,520	44,781	(3)
Merchandise advances	13,176	13,176
Borrowings under line of credit	55,584	55,584
Current portion of long-term debt	66,667	—	(1)
Total current liabilities	228,481	161,075

Other long-term liabilities	5,715	5,715
Deferred income taxes	3,352	3,352
Long-term debt	100,000	100,000
Total liabilities	337,548	270,142

Net stockholders’ equity	172,213	171,008	(1,2,3)

	$509,761	$441,150

General:  The pro forma as adjusted data assumes that all 11% Senior Notes were repaid in full on June 30, 2003.

(1)

In July 2003, we used cash of $67,889 to payoff our 11% Senior Notes of $66,667 and the associated redemption premium of $1,222.  The redemption premium will be charged to our income statement for the quarter ending September 30, 2003.

(2)	In July 2003, we wrote-off $722 of deferred financing costs attributed to the 11% Senior Notes and the amount will be charged to our income statement for the quarter ending September 30, 2003.
(3)	The tax effected charge for the redemption premium and deferred financing costs is $1,205, using an income tax rate of 38%.

Guitar Center, Inc. and subsidiaries

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Three months ended June 30,
	2003	2002

Net sales	$291,600	$253,887
Cost of goods sold, buying and occupancy	216,050	188,512
Gross profit	75,550	65,375

Selling, general and administrative expenses	62,666	55,757
Operating income	12,884	9,618

Interest expense, net	2,956	2,998

Income before income taxes	9,928	6,620

Income taxes	3,778	2,520

Net income	$6,150	$4,100

Net income per share
Basic	$0.27	$0.18
Diluted	$0.25	$0.18

Weighted average shares outstanding
Basic	22,995	22,430
Diluted	24,173	23,169

	Six months ended June 30,
	2003	2002

Net sales	$579,142	$508,710
Cost of goods sold, buying and occupancy	428,936	379,174
Gross profit	150,206	129,536

Selling, general and administrative expenses	125,664	111,219
Operating income	24,542	18,317

Interest expense, net	6,095	6,150

Income before income taxes	18,447	12,167

Income taxes	7,020	4,631

Net income	$11,427	$7,536

Net income per share
Basic	$0.50	$0.34
Diluted	$0.48	$0.33

Weighted average shares outstanding
Basic	22,894	22,393
Diluted	23,928	23,020